Exhibit 10.65
Execution Version
AMENDMENT NO. 1
TO
ASSET PURCHASE AGREEMENT
     This Amendment No. 1 (this “Amendment”), dated as of November 22, 2010, is made to that certain Asset Purchase Agreement, dated as of October 5, 2010, by and among GAIN Capital Group, LLC, a Delaware limited liability company (“GAIN Capital”), GAIN Capital-Forex.com U.K., Limited, an English private limited company (company number: 03770004) (“GAIN UK”), and GAIN Capital Forex.com Japan, Co. Ltd., a Japanese limited liability company (“GAIN Japan”, collectively with GAIN Capital and GAIN UK, the “Purchaser”), and Capital Market Services, LLC, a New York limited liability company(“CMS”), Capital Market Services UK Ltd., an English private limited company (company number: 06592025) (“CMS UK”), Capital Market Services International — BM, Ltd., an exempted company incorporated in Bermuda (“CMS Bermuda”) and CMS Japan K.K., a limited company (Kabushiki Kaisha) registered under the laws of Japan (“CMS Japan”) (CMS, collectively with CMS UK, CMS Bermuda and CMS Japan, the “Seller”) (as the same may be amended, supplemented or otherwise modified, the “Agreement”).
INTRODUCTORY STATEMENTS:
     On October 5, 2010, the parties entered into the Agreement. The parties have since agreed that certain changes are required under the Agreement, including with respect to the calculation and timing of consideration payable and the closing process relating to the transaction.
     On October 15, 2010, Seller wired to Purchaser $14,059,333.52, representing eighty-one percent (81%) of the aggregate Transferring Customers’ Account Balances from Sellers’ U.S. and Bermuda business only, and Purchaser wired to Seller $1,800,000 of Purchase Price.
     On October 20, 2010, Seller wired to Purchaser an additional $3,233,230.54, representing the remaining nineteen percent (19%) of the aggregate Transferring Customers’ Account Balances from Seller’s U.S. and Bermuda business only, and Purchaser wired to Seller an additional $793,884.61 of Purchase Price.
     On October 22, 2010, Purchaser wired Seller an additional $1,729,256.40 in order to reconcile Purchaser’s payments to Seller to equal to an aggregate of twenty-five percent (25%) of the Transferring Customers’ Account Balances previously received from Seller through such date.
     On October 22, 2010, October 26, 2010 and October 27, 2010, Seller wired to Purchaser an additional $3,234,678.66, $169,326.62 and $1,509,486.75, respectively, for an aggregate of $4,913,492.03, representing one hundred percent (100%) of the aggregate Transferring Customers’ Account Balances from Seller’s U.K. business.
     On October 26, 2010 and October 27, 2010, Purchaser wired Seller an additional $851,001.32 and $377,371.69 respectively, for an aggregate of $1,228,373.01, representing a payment of twenty-five percent (25%) of the aggregate Transferring Customers’ Account Balances from Seller’s U.K. business.
     Through October 27, 2010, Seller has wired an aggregate of $22,206,056.08 in Transferring Customers’ Account Balances to Purchaser and Purchaser has wired an aggregate of $5,551,514.02 in Purchase Price to Seller.
     On October 12, 2010 Purchaser wired back to Seller EUR 3,740.11 and $10,909.46. On October 12, 2010 Seller wired to Purchaser EUR 935.03 and $2,727.37 representing 25% of overstated equity.
     The parties further acknowledge and agree that a closing with respect to Purchased Assets from CMS Japan is targeted for November 24, 2010, as more fully described in this Amendment.
     In order to facilitate Purchaser and Seller’s performance of their respective obligations under the Agreement with respect to Purchased Assets from CMS UK and CMS Japan and to reflect the delay in delivering such Purchased Assets, Purchaser and Seller have agreed to amend the Agreement on the terms and subject to the conditions hereinafter set forth.
     Therefore, the parties agree as follows:
     Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Agreement.
     Section 2. Amendment to the Agreement. The Agreement is amended as of the date hereof as follows:
     (a) Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
     Section 3.1 Consideration for Purchased Assets/Earn-Out.
     (a) Upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Purchased Assets, Purchaser shall deliver or cause to be delivered to Seller, in full payment for the aforesaid sale, conveyance, assignment, transfer and delivery of the Purchased Assets, an amount equal to twenty-five percent (25%) of the aggregate Transferring Customers’ Account Balances, based on the U.S. Dollar equivalent of such Account Balances, as determined by the end-of-day exchange rates agreed upon by the parties, as of 4:00 p.m. (eastern time) on the date of transfer (the “Purchase Price”). The Purchase Price shall be paid by wire transfer of immediately available funds, free of any costs and charges, to the account or accounts designated by Seller in writing prior to the payment.
     (b) In addition to the amounts payable by Purchaser to Seller under Section 3.1(a), Seller shall also be entitled, during the eighteen (18) month period following the respective date of transfer (the “Earn-Out Period”) to receive fifteen percent (15%) of

Purchaser’s Net Revenue recognized by Purchaser which is directly attributable to the Transferring Customers during such period (the “Earn-Out Payments”). Earn-Out Payments shall be made on a monthly basis during the Earn-Out Period within thirty (30) days of the end of each calendar month during the Earn-Out Period. For the avoidance of doubt, payments due to Seller which are attributable to any new customers of Purchaser introduced to Purchaser by an Introducing Broker shall be calculated in accordance with, and subject to, the terms and conditions of those certain Introducing Broker Agreements entered into by and among certain Purchaser Parties, on the one hand, and certain Seller Parties, on the other hand, as such agreements may be modified, amended or restated from time to time in accordance with their respective terms. Such customers shall be deemed to be “Originated Customers” as defined in such Introducing Broker Agreements.
     (c) During the Earn-Out Period, Seller shall have the right to audit Purchasers’ records regarding Purchaser’s Net Revenue directly attributable to the Transferring Customers upon thirty (30) day written notice. Auditors chosen by Seller shall be pre-approved by Purchaser (such approval not to be unreasonably withheld) and shall agree to a confidentiality agreement with customary terms and conditions reasonably acceptable to Purchaser. The approval of such auditors shall not be unreasonably withheld. If any audit is undertaken by Seller discloses a shortfall or overpayment between the amounts due Seller and the amounts actually received by Seller, then Purchaser shall promptly remit to Seller the amount of the shortfall or receive a credit for such overpayment to any future amounts payable to Seller. In the event there remains a credit due to Purchaser at the end of the Earn-Out Period, Seller shall remit payment in such amount within thirty (30) days following the end of the Earn-Out Period. All fees and expenses related to any audit shall be the sole responsibility of Seller. Seller shall be entitled to no more than two (2) audits hereunder.
     (d) Notwithstanding the foregoing, the parties agree that in the event a Transferring Customer terminates its customer arrangement with Purchaser as a result of a breach of Section 7.6, Section 7.7 or Section 7.8 below (the “Terminating Customer”), then Purchaser’s Earn-Out Payment obligations shall be reduced by an amount equal to the Purchase Price paid by Purchaser for such Terminating Customer.
     (e) In the event that any Retail Customers residing in Japan do not become Transferring Customers as of the Closing but subsequently become customers of the Purchaser or its Affiliates on or prior to November 22, 2010 (the “Added Japan Retail Customers”), (1) such Added Japan Retail Customers shall count for purposes of determining the Transferring Customers’ Account Balances and the calculations in Sections 3.1(a) and 3.1(b) shall be recalculated in a manner assuming that the Account Balances as calculated as of the actual date of assignment for the Added Japan Retail Customers were treated as Transferring Customers’ Account Balances, and (2) Purchaser shall pay to Seller pursuant to Section 4.4(e) below an amount equal to the difference, if any, between the amount paid by Purchaser to Seller at Closing and the amount that would have been due to Seller at Closing had such Transferring Customers’ Account Balances been included as of the Closing. For the avoidance of doubt, the Added Japan Retail Customers shall be treated as having been Transferring Customers as of the

Closing for all purposes hereunder, including, for calculating the Earn-Out Payments attributable to such Added Japan Retail Customers.
     (b) Section 4.4(e) of the Agreement is hereby amended and restated in its entirety to read as follows:
     (e) In the event Added Japan Retail Customers are to be assigned to Purchaser on or prior to November 22, 2010, then, (i) on or prior to November 24, 2010 (local time), Purchaser shall deliver or cause to be delivered to Seller (A) the additional amounts, if any, payable to Seller pursuant to the application of Section 3.1(e) and (B) the deliverables contained in Section 4.3(b) and (c), and (ii) on or prior to November 26, 2010, Seller shall deliver or cause to be delivered to Purchaser (A) the aggregate Account Balances of the Added Japan Retail Customers, and (B) the deliverables contained in Section 4.2 (b), (c), (d), (e), (f), (g), (h), (i) and (j), in each case with respect to the Added Japan Retail Customers.
     (c) Section 7.8 of the Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:
“Notwithstanding the foregoing, Seller shall not be restricted from providing retail foreign exchange trading services solely to Retail Customers through CMS Japan for the period beginning on the date hereof and ending on November 22, 2010 (local time).”
     Section 3. Outstanding Deliverables:
     (a) On or prior to November 24, 2010, Seller shall deliver or cause to be delivered to Purchaser (i) the deliverables required under Section 4.2(h) with respect to the U.S., Bermuda and the U.K., and Section 4.2(b), (c), (d), (e), (f), (g), (h) and (i) with respect to Japan.
     (b) On or prior to November 24, 2010, Purchaser shall deliver or cause to be delivered to Seller the deliverables required under Section 4.3(b) with respect to the U.S. and the U.K.
     Section 4. Purchase Price. The parties acknowledge and agree that, as of the date hereof, Seller has transferred and assigned to Purchaser Transferring Customers’ Accounts Balances from Sellers’ U.S., Bermuda and the U.K. businesses equal to an aggregate of $22,206,056.08, and Purchaser has paid to Seller an aggregate of $5,551,514.02 with respect to such Transferring Customers’ Account Balances. After giving effect to the amendments to Section 3.1 of the Agreement, as described in Section 2(a) of this Amendment, the parties acknowledge and agree that Purchaser has paid Seller in full for all Transferring Customers’ Account Balances received to date.
     Section 5. Rejected Accounts. The parties acknowledge and agree that, on or prior to November 24, 2010, Purchaser shall have the right to reject any Retail Customers from CMS Japan; provided, however, (a) such rejected Retail Customers’ Account Balances shall not exceed $150,000 in the aggregate, and (b) notwithstanding anything else herein or in the

Agreement to the contrary, Seller shall not be subject to the restrictions contained in Section 7.8 of the Agreement solely with respect to rejected Retail Customers from CMS Japan.
     Section 6. Transferring Customers’ Account Balances from CMS Japan. The parties acknowledge and agree that on November 22, 2010 Seller shall close all of its Transferring Customer positions at the original open rate for such positions and transfer and assign all of the Transferring Customer Account Balances and open positions to Purchaser. Purchaser will then reopen the Transferring Customers’ positions at rate(s) equal to the rate(s) used by Seller on November 22, 2010. As a result, no Transferring Customer’s net realized and unrealized profit and loss combined will be affected by the transaction.
     Section 7. Representations and Warranties.
          (a) Each Seller Party represents and warrants that after giving effect to this Amendment, the representations and warranties contained in the Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date), except where the failure of such representations and warranties to be true and correct as so made (without giving effect to any materiality qualification therein) does not, individually or in the aggregate, result in a Seller Material Adverse Effect.
          (b) Each Purchaser Party represents and warrants that after giving effect to this Amendment, the representations and warranties contained in the Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date), except where the failure of such representations and warranties to be true and correct as so made (without giving effect to any materiality qualification therein) does not, individually or in the aggregate, result in a Purchaser Material Adverse Effect.
     Section 8. Full Force and Effect. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. The terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context requires otherwise, mean the Agreement as amended by this Amendment.
     Section 8. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the state of New York, without regard to the conflict of law principles thereof or of any other jurisdiction.
     Section 10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.
** ** ** ** **

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of each of the Seller Parties and the Purchaser Parties as of the date first above written.

PURCHASER PARTIES: GAIN CAPITAL GROUP, LLC
By:	/s/ Glenn Stevens
	Name:	Glenn Stevens
	Title:	Chief Executive Officer

GAIN CAPITAL-FOREX.COM U.K., LIMITED
By:	/s/ Matthew Wright
	Name:	Matthew Wright
Title:

GAIN CAPITAL FOREX.COM JAPAN, CO. LTD.
By:	/s/ Shane Braunstein
	Name:	Shane Braunstein
	Title:	Representative Director

SELLER PARTIES: CAPITAL MARKET SERVICES, LLC
By:	/s/ Vera Hawkin
	Name:	Vera Hawkin
Title:

CAPITAL MARKET SERVICES UK, LTD
By:	/s/ Vera Hawkin
	Name:	Vera Hawkin
Title:

CAPITAL MARKET SERVICES INTERNATIONAL — BM, LTD.
By:	/s/ Vera Hawkin
	Name:	Vera Hawkin
Title:

CMS JAPAN, K.K.
By:	/s/ Vera Hawkin
	Name:	Vera Hawkin
Title: